INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment
No. 35 to the Registration Statement No. 33-14567 of American Century Variable
Portfolios, Inc. on Form N-1A of our reports dated February 7, 2002, appearing in the respective Annual Reports of VP Capital Appreciation Fund, VP Balanced
Fund, VP International Fund, VP Value Fund, VP Income & Growth Fund, VP Ultra
Fund and VP Vista Fund, seven of the funds comprising American Century Variable
Portfolios, Inc. for the year ended December 31, 2001 (May 1, 2001 through
December 31, 2001 for VP Ultra Fund and October 5, 2001 through December 31,
2001 for VP Vista Fund), in the Statement of Additional Information, which is part of this Registration Statement, and to the references to us under the captions "Other Service Providers - Independent Auditors" and "Financial
Statements" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectuses, which are also part of such Registration Statement.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
April 8, 2002